UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 25, 2016

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Venture Loan and Security Agreement

On December 23, 2014, Interleukin Genetics, Inc. (“Interleukin” or, the “Company”) entered into a venture loan and security agreement (the “Loan Agreement”) with Horizon Technology Finance Corporation (the “Lender”) under which the Company has borrowed $5.0 million (the “Loan”). The disclosure set forth in Item 1.01 of the Form 8-K filed by the Company on December 23, 2014 (File No.001-32715) under the title “Venture Loan and Security Agreement” is incorporated herein by reference.

Pursuant to the terms of the Loan Agreement, the Company had agreed to repay the Loan in forty-five (45) monthly payments consisting of fifteen (15) monthly payments of interest only (February 1, 2015 through and including April 1, 2016) followed by thirty (30) equal monthly payments of principal and interest (commencing May 1, 2016) (the “Payment Terms”). On August 25, 2016, the Company and the Lender entered into the First Amendment of Venture Loan and Security Agreement and an Amended and Restated Secured Promissory Note (collectively referred to herein as the “Loan Amendment”), pursuant to which the Payment Terms have been amended as follows (the “Amended Payment Terms”):

•	For each month commencing August 1, 2016 through and including December 1, 2016, Lender has agreed to defer two-thirds (2/3) of the principal that otherwise would be payable by the Company;

•	Provided that certain revenue and gross margin milestones are met, for each month commencing January 1, 2017 through and including March 1, 2017, Lender has agreed to defer one-half (1/2) of the principal that otherwise would be payable by the Company (the “Second Deferral”); and

•	Provided that certain revenue, gross margin and financing milestones are met, for each month commencing April 1, 2017 through and including July 1, 2017, Lender has agreed to defer thirty percent (30%) of the principal that otherwise would be payable by the Company (the “Third Deferral”).

Under the terms of the Loan Amendment, in consideration for the Amended Payment Terms: (i) the Company paid Lender an amendment fee of $25,000 and reimbursed Lender’s legal expenses in the amount of $5,000, (ii) the Company has granted the Lender a first priority security interest in substantially all of its assets, including its intellectual property, and (iii) the interest rate of the Loan has been increased from 9.00% per annum to 11.00% plus the amount by which the one month LIBOR Rate exceeds 0.50%.

In connection with the Loan Amendment, the Company also issued to the Lender a warrant to purchase shares of the Company’s Common Stock at an exercise price of $0.0994 per share (the “Lender Warrant”). The Lender Warrant has a term of ten (10) years and is initially exercisable for up to 5,169,577 shares. If the milestones required to trigger the Second Deferral are achieved, the Lender Warrant will automatically become exercisable for up to 8,104,185 shares of Common Stock, and if the milestones required to trigger the Third Deferral are achieved, the Lender Warrant will automatically become exercisable for up to 10,060,362 shares of Common Stock.

Copies of the Lender Warrant and the First Amendment of Venture Loan and Security Agreement are filed herewith as Exhibits 4.1 and 10.1, respectively, to this Report and are incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such Exhibits. The Company intends to seek confidential treatment of certain terms of the Amended and Restated Secured Promissory Note, which will be filed as an Exhibit to the Company Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Lender Warrant was issued in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Lender Warrant.

10.1	First Amendment of Venture Loan and Security Agreement, dated August 25, 2016, by and among Interleukin Genetics, Inc. and Horizon Credit II LLC, as assignee of Horizon Technology Finance Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLEUKIN GENETICS, INC.

Date: August 26, 2016	/s/ Mark B. Carbeau
Mark B. Carbeau
Chief Executive Officer